Exhibit 26(n)(i)
Written Consent of PricewaterhouseCoopers LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-6 of our report dated April 28, 2016, relating to the financial statements of TFLIC Series Life Account and to the use of our report dated April 27, 2016, relating to the financial statements of Transamerica Financial Life Insurance Company, which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.
/s/PricewaterhouseCoopers LLP

Chicago, Illinois
 April 28, 2016